EXHIBIT 99.1

CALUMET SPECIALTY PRODUCTS PARTNERS, L.P. PROVIDES STRATEGIC UPDATE
Prices Private Placement of Senior Secured Notes; Suspends Quarterly Cash Distribution; Provides Preliminary First Quarter 2016 Outlook

INDIANAPOLIS-(PR NEWSWIRE) - April 15, 2016 - Calumet Specialty Products Partners, L.P. (NASDAQ: CLMT) (the “Partnership”), a leading independent producer of specialty hydrocarbon and fuels products, today announced a series of targeted strategic measures intended to enhance available liquidity and position the Partnership for long-term profitable growth.

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Priced Private Placement of Senior Secured Notes Due 2021. As previously announced, on April 15, 2016, the Partnership priced a private placement of $400 million principal amount of 11.5% senior secured notes due 2021. The notes and the guarantees of the notes will be secured by a first-priority lien on all of the fixed assets that secure the Partnership’s obligations under its secured hedge agreements and will be guaranteed on a senior secured basis by most of the Partnership’s existing subsidiaries that guarantee obligations under its revolving credit facility and certain of the Partnership’s future subsidiaries. The Partnership expects to use net proceeds from the offering to reduce outstanding borrowings under the Partnership’s revolving credit facility, to terminate or cash collateralize certain of the Partnership’s existing hedging obligations and for general partnership purposes. The offering is expected to close on April 20, 2016, subject to customary closing conditions.

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Announced Suspension in the Quarterly Cash Distribution. In view of current volatility in market conditions and as part of a broader effort to maintain an adequate level of liquidity at the Partnership, the Board of Directors of Calumet’s General Partner unanimously voted to suspend the current quarterly cash distribution of $0.685 per unit, or $2.74 per unit on an annualized basis, effective for the quarter ended March 31, 2016.

“The proceeds raised from the senior secured notes offering, in conjunction with a suspension in our quarterly cash distribution, position us to manage our capital structure with prudence and conservatism during a challenging period for our business, while repositioning the Partnership for long-term strategic growth in our core specialty products markets,” stated Tim Go, CEO of Calumet. “Moreover, given the completion of a multi-year organic growth project campaign in the first quarter 2016, we anticipate that our current-year capital spending to be well below prior-year levels, consistent with our previously announced forecast.”

“Following considerable analysis and deliberation, our Board of Directors approved a suspension of the quarterly cash distribution, given sustained commodity price volatility and seasonally weak realized margins in our fuel products segment,” continued Go. “While the decision to suspend the distribution was a difficult one, over time this action is expected to further support our liquidity position and financial flexibility. Our Board expects to evaluate a reinstatement of a quarterly cash distribution in due course, taking into account a number of factors, including our liquidity requirements, the relative health of cash flows from operations, balance sheet leverage, broader market conditions and the overall performance of our business.”

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Preliminary Business Outlook - First Quarter 2016 Financial Information (Unaudited) . For the first quarter 2016, based on preliminary data, the Partnership currently expects to report a net loss between $83.0 million and $59.0 million, Adjusted EBITDA of between $(5.0) million and $10.0 million and Adjusted EBITDA, Excluding Special Items of between $(17.0) million and $3.0 million. For a reconciliation of the preliminary estimate of Adjusted EBITDA and the preliminary estimate of Adjusted EBITDA, Excluding Special Items (each, a non-GAAP measure) to estimated net loss, the most directly comparable GAAP measure, see “Non-GAAP Financial Measures” below. Financial results for the first quarter 2016 reflect a combination of lower benchmark refined product margins, seasonal weakness in asphalt sales prices and volumes sold, and seasonal softness in the local market premium on motor fuel products sold, compared to benchmark Gulf Coast prices, and reduced customer drilling and completion activity in the oilfield services segment. As of March 31, 2016, the Partnership had estimated pro forma availability under its revolving credit facility, giving effect to the application of net proceeds from the notes offering, of $397.9 million, based on an estimated $461.4 million borrowing base, $63.5 million in outstanding standby letters of credit and no outstanding borrowings. In addition, we had an estimated $7.4 million of cash on hand as of March 31, 2016.

“Our first quarter results were impacted by weakness in our fuel products segment, partially offset by continued stability in our core specialty products segment,” continued Go. “During January and February, realized fuel margins were challenged in our niche products markets, similar to conditions evidenced during the fourth quarter 2015, while asphalt inventories increased ahead of the spring selling season, reducing cash receipts in the first quarter 2016.”

“As previously disclosed, we have begun to implement a series of self-help initiatives in all areas of the organization, including projects that position us to increase the volume of cost-advantaged heavy Canadian crude oil processed at our facilities over the next two years,” continued Go. “While the fourth quarter 2015 and the first quarter 2016 were challenging, we are keenly focused on addressing our liquidity needs and other measures to position the Partnership for improved performance.”

The Partnership has prepared the estimated preliminary financial data presented above based on the most current information available to management. The Partnership's normal financial reporting processes with respect to the preliminary financial data have not been fully completed and Ernst & Young, LLP has not audited, reviewed, compiled or performed any procedures with respect to the accompanying preliminary financial data. As a result, the Partnership's actual financial results could be different from this preliminary financial data, and any differences could be material. These estimates should not be viewed as a substitute for full interim financial statements prepared in accordance with U.S. GAAP.

The Partnership will report results for the first quarter 2016 before the market opens on May 5, 2016. A conference call is scheduled for 1:00 p.m. ET (12:00 p.m. CT) on Thursday, May 5, 2016 to discuss the financial and operational results for the first quarter 2016. Investors, analysts and members of the media interested in listening to the live presentation may call (866) 584-9671 and enter passcode 87644842. The telephonic replay will be available by calling (855) 859-2056 and entering passcode 87644842. The replay will be available beginning Thursday, May 5, 2016 until Thursday, May 12, 2016. A webcast of the earnings call and accompanying presentation slides will be available on the Partnership's website at http://www.calumetspecialty.com.

This press release shall not constitute an offer to sell, or the solicitation of an offer to buy, the senior secured notes, nor shall there be any sale of these securities in any state in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of such states.

About Calumet Specialty Products Partners, L.P.

Calumet Specialty Products Partners, L.P. (NASDAQ: CLMT) is a master limited partnership and a leading independent producer of high-quality, specialty hydrocarbon products in North America. Calumet processes crude oil and other feedstocks into customized lubricating oils, solvents and waxes used in consumer, industrial and automotive products; produces fuel products including gasoline, diesel and jet fuel; and provides oilfield services and products to customers throughout the United States. Calumet is based in Indianapolis, Indiana and has fourteen manufacturing facilities located in northwest Louisiana, northwest Wisconsin, northern Montana, western Pennsylvania, Texas, New Jersey, Oklahoma, eastern Missouri and North Dakota.

Safe Harbor Statement

Certain statements and information in this press release may constitute “forward-looking statements.” The words “believe,” “expect,” “anticipate,” “plan,” “intend,” “foresee,” “should,” “would,” “could” or other similar expressions are intended to identify forward-looking statements, which are generally not historical in nature. The statements discussed in this press release that are not purely historical data are forward-looking statements, including, but not limited to, the statements regarding (i) our expectation regarding our business outlook, including anticipated capital expenditures, (ii) preliminary estimates of selected financial results for the most recent quarterly period, (iii) our access to capital to fund capital expenditures, (iv) the closing date of the notes offering and the expected use of proceeds, and (v) expected benefits to the Partnership from the notes offering and distribution suspension. These forward-looking statements are based on our current expectations and beliefs concerning future developments and their potential effect on us. While management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting us will be those that we anticipate. All comments concerning our expectations for future sales and operating results are based on our forecasts for our existing operations. Our forward-looking statements involve significant risks and uncertainties (some of which are beyond our control) and assumptions that could cause actual results to differ materially from our historical experience and our present expectations or projections. Important factors that could cause actual results to differ materially from those in the forward-looking statements include: the overall demand for specialty hydrocarbon products, fuels and other refined products; our ability to produce specialty products and fuels that meet our customers’ unique and precise specifications; the impact of fluctuations and rapid increases or decreases in crude oil and crack spread prices, including the resulting impact on our liquidity; the results of our hedging and other risk management activities; our ability to comply with financial covenants contained in our debt instruments; the availability of, and our ability to consummate, acquisition or combination opportunities and the impact of any completed acquisitions; drilling and completion activity in the onshore U.S.; labor relations; our access to capital to fund expansions, acquisitions and our working capital needs and our ability to obtain debt or equity financing on satisfactory terms; successful integration and future performance of acquired assets, businesses or third-party product supply and processing relationships; our ability to timely and effectively integrate the operations of recently acquired businesses or assets, particularly those in new geographic areas or in new lines of business; environmental liabilities or events that are not covered by an indemnity, insurance or existing reserves; maintenance of our credit ratings and ability to receive open credit lines from our suppliers; demand for various grades of crude oil and resulting changes in pricing conditions; fluctuations in refinery capacity; our ability to access sufficient crude oil supply through long-term or month-to-month evergreen contracts and on the spot market; the effects of competition; continued creditworthiness of, and performance by, counterparties; the impact of current and future laws, rulings and governmental regulations, including guidance related to the Dodd-Frank Wall Street Reform and Consumer Protection Act; shortages or cost increases of power supplies, natural gas, materials or labor; hurricane or other weather interference with business operations; our ability to access the debt and equity markets; accidents or other unscheduled shutdowns; and general economic, market or business conditions. For additional information regarding known material factors that could cause our actual results to differ from our projected results, please see our filings with Securities and Exchange Commission (“SEC”), including our latest Annual Report on Form 10-K. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date they are made. We undertake no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

We include in this press release our preliminary estimate of the ranges of the non-GAAP financial measures Adjusted EBITDA and Adjusted EBITDA, Excluding Special Items and provide reconciliations to our preliminary estimate of the range of net loss, one of our most directly comparable financial performance and liquidity measures, calculated and presented in accordance with GAAP.

Adjusted EBITDA and Adjusted EBITDA, Excluding Special Items are used as supplemental financial measures by our management and by external users of our financial statements such as investors, commercial banks, research analysts and others, to assess:

•	the financial performance of our assets without regard to financing methods, capital structure or historical cost basis;

•	the ability of our assets to generate cash sufficient to pay interest costs and support our indebtedness;

•	our operating performance and return on capital as compared to those of other companies in our industry, without regard to financing or capital structure; and

•	the viability of acquisitions and capital expenditure projects and the overall rates of return on alternative investment opportunities.

We believe that these non-GAAP measures are useful to analysts and investors as they exclude transactions not related to our core cash operating activities and provide metrics to analyze our ability to pay distributions. We believe that excluding these transactions allows investors to meaningfully trend and analyze the performance of our core cash operations.

We define "EBITDA" for any period as net income (loss) plus interest expense (including debt issuance and extinguishment costs), income taxes and depreciation and amortization.

We define "Adjusted EBITDA" for any period as: (1) net income (loss) plus; (2)(a) interest expense, (b) income taxes, (c) depreciation and amortization, (d) impairment, (e) unrealized losses from mark-to-market accounting for hedging activities, (f) realized gains under derivative instruments excluded from the determination of net income (loss), (g) non-cash equity based compensation expense and other non-cash items (excluding items such as accruals of cash expenses in a future period or amortization of a prepaid cash expense) that were deducted in computing net income (loss), (h) debt refinancing fees, premiums and penalties and (i) all extraordinary, unusual or non-recurring items of gain or loss, or revenue or expense; minus (3)(a) unrealized gains from mark-to-market accounting for hedging activities, (b) realized losses under derivative instruments excluded from the determination of net income (loss) and (c) other non-recurring expenses and unrealized items that reduced net income (loss) for a prior period, but represent a cash item in the current period.

We define Adjusted EBITDA, Excluding Special Items for any period as Adjusted EBITDA plus lower of cost or market (“LCM”) inventory adjustment, last-in, first-out (“LIFO”) inventory liquidation loss, early settlement of certain derivative instruments and Renewable Identification Numbers (“RINs”) mark-to-market impact.
The definition of Adjusted EBITDA that is presented in this release reflects the calculation of "Consolidated Cash Flow" contained in the indentures governing our 7.625% senior notes due January 15, 2022, that were issued in November 2013 (the "2022 Notes"), our 6.5% senior notes due April 15, 2021, that were issued in

March 2014 (the "2021 Notes") and our 7.75% senior notes due April 15, 2023 (the "2023 Notes"), that were issued in March 2015. We are required to report Consolidated Cash Flow to the holders of our 2021 Notes, 2022 Notes and 2023 Notes and Adjusted EBITDA to the lenders under our revolving credit facility, and these measures are used by them to determine our compliance with certain covenants governing those debt instruments. Adjusted EBITDA presented in this press release for prior periods have been updated to reflect the use of the new calculations. Please see our filings with the SEC, including our 2015 Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, for additional details regarding the covenants governing our debt instruments.

Adjusted EBITDA and Adjusted EBITDA, Excluding Special Items should not be considered alternatives to net income (loss), operating income (loss), net cash provided by operating activities or any other measure of financial performance presented in accordance with GAAP. In evaluating our performance as measured by Adjusted EBITDA and Adjusted EBITDA, Excluding Special Items, management recognizes and considers the limitations of these measurements. Adjusted EBITDA and Adjusted EBITDA, Excluding Special Items do not reflect our obligations for the payment of income taxes, interest expense or other obligations such as capital expenditures. Our Adjusted EBITDA and Adjusted EBITDA, Excluding Special Items may not be comparable to similarly titled measures of another company because all companies may not calculate EBITDA, Adjusted EBITDA, and Adjusted EBITDA, Excluding Special Items in the same manner. The following table presents a reconciliation of our preliminary estimate of the range of net loss to our preliminary estimate of the ranges of EBITDA, Adjusted EBITDA, and Adjusted EBITDA, Excluding Special Items.

Subject to the qualifications set forth above, our estimated range of Net loss, Adjusted EBITDA and Adjusted EBITDA, Excluding Special Items for the Partnership for the three months ended March 31, 2016 is (in millions):

	Three Months Ended
	March 31, 2016		December 31, 2015
	Low Estimate	High Estimate
Reconciliation of Net loss to EBITDA, Adjusted EBITDA and Adjusted EBITDA, Excluding Special Items:
Net loss	$(83.0)	$(59.0)	$(116.8)
Add:
Interest expense	31.0	29.0	25.0
Depreciation and amortization	40.0	38.0	38.0
Income tax benefit	—	—	(6.6)
EBITDA	$(12.0)	$8.0	$(60.4)
Add:
Unrealized (gain) loss on derivative instruments	(3.0)	(6.0)	11.8
Realized loss on derivatives, not included in net loss or settled in a prior period	(3.0)	(1.0)	(1.6)
Amortization of turnaround costs	10.0	8.0	9.6
Non-cash equity based compensation and other non-cash items	3.0	1.0	3.0
Adjusted EBITDA	$(5.0)	$10.0	$(37.6)
Special items:
LCM inventory adjustment	(12.0)	(7.0)	31.2
LIFO inventory liquidation loss	—	—	21.7
Early settlement of certain derivative instruments	—	—	(22.3)
RINs mark-to-market impact (1)	—	—	28.7
Adjusted EBITDA, Excluding Special Items	$(17.0)	$3.0	$21.7

(1) Represents the impact of the period change in the market price of Renewable Identification Numbers (“RINs”) when considering the RINs obligation that existed at the beginning of the period, excluding the impact of any sales of RINs that occurred. The increase in the RINs market price resulted from the announcement by the United States Environmental Protection Agency of updated renewable volume obligation blending requirements in November 2015, which were increased from the proposed levels under the Renewable Fuel Standard.